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                                                                     EXHIBIT 8.1


                    [Fulbright & Jaworski L.L.P. letterhead]



                               November 24, 2003


Patterson-UTI Energy, Inc.
4510 Lamesa Highway
Snyder, Texas 79549

Ladies and Gentlemen:


     We have acted as United States federal tax counsel to Patterson-UTI Energy, Inc., a Delaware corporation ("PARENT"), in connection with (i) the proposed merger (the "MERGER") of TMBR/Sharp Drilling, Inc., a Texas corporation (the "COMPANY"), with and into Patterson-UTI Acquisition, LLC, a Texas limited liability company ("SUB"), pursuant to the Agreement and Plan of Merger, dated as of May 26, 2003 (the "MERGER AGREEMENT"), entered into by and among Parent, Sub (Sub being wholly owned by Parent), and the Company, and (ii) the registration of 1,566,204 common shares of Parent, each in connection with the proxy statement/prospectus (the "PROXY STATEMENT/PROSPECTUS") which forms a part of the registration statement on Form S-4 of Parent to which this opinion is filed as an exhibit (the "REGISTRATION STATEMENT").



     We hereby confirm to you that the discussion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" is our opinion insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, based upon current laws and subject to the assumptions and limitations set forth therein.


     No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Merger under state, local or non-United States laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus; however in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,


                                          /s/ FULBRIGHT & JAWORSKI L.L.P.


                                          FULBRIGHT & JAWORSKI L.L.P.